              SCHEDULE FOR COMPUTATIONS OF PERFORMANCE QUOTATIONS
                          TCW/DW SMALL CAP GROWTH FUND

(A) AVERAGE ANNUAL TOTAL RETURNS (I.E. STANDARDIZED COMPUTATIONS)
                                 _                                _
                                |        ______________________  |
FORMULA:                        |       |          |
                                |  /\ n |         ERV           |
                T  =            |    \  |     -------------    |  - 1
                                |     \ |          P          |
                                |      \|         |
                                |_                _|

               T = AVERAGE ANNUAL TOTAL RETURN
               n = NUMBER OF YEARS
             ERV = ENDING REDEEMABLE VALUE
               P = INITIAL INVESTMENT

                                                                            (A)
  $1,000          ERV AS OF           AGGREGATE          NUMBER OF     AVERAGE ANNUAL
INVESTED - P      28-Feb-97         TOTAL RETURN         YEARS - n     TOTAL RETURN - T
-------------     ---------         ------------         ----------    -----------------
 29-Feb-96         $920.20            -7.98%                1.00            -7.98%
 02-Aug-93       $1,553.00            55.30%                3.58            13.10%

(B) AVERAGE ANNUAL TOTAL RETURNS WITHOUT DEDUCTION FOR APPLICABLE
    SALES CHARGE  (NON STANDARD COMPUTATIONS)

(C) TOTAL RETURN WITHOUT DEDUCTION FOR APPLICABLE SALES CHARGE
    (NON STANDARD COMPUTATIONS)

                                 _                                 _
                                |        ______________________  |
FORMULA:                        |       |         |
                                |  /\ n |         EV            |
                t  =            |    \  |    -------------      |  - 1
                                |     \ |         P            |
                                |      \|        |
                                |_               _|

                                    EV
               TR  =            ----------           - 1
                                     P

               t = AVERAGE ANNUAL TOTAL RETURN
                   (NO DEDUCTION FOR APPLICABLE SALES CHARGE)
               n = NUMBER OF YEARS
              EV = ENDING VALUE (NO DEDUCTION FOR APPLICABLE SALES CHARGE)
               P = INITIAL INVESTMENT
              TR = TOTAL RETURN (NO DEDUCTION FOR APPLICABLE SALES CHARGE)

                                       (C)                                  (B)
  $1,000            EV AS OF           TOTAL          NUMBER OF        AVERAGE ANNUAL
INVESTED - P        28-Feb-97       RETURN - TR       YEARS - n       TOTAL RETURN - t
------------        ---------       -----------       ----------      ----------------
 29-Feb-96           $968.60           -3.14%            1.00             -3.14%
 02-Aug-93         $1,573.00           57.30%            3.58             13.51%

(D)                 GROWTH OF $10,000
(E)                 GROWTH OF $50,000
(F)                 GROWTH OF $100,000

FORMULA:            G= (TR+1)*P
                    G= GROWTH OF INITIAL INVESTMENT
                    P= INITIAL INVESTMENT
                    TR= TOTAL RETURN SINCE INCEPTION

  $10,000            TOTAL             (D) GROWTH OF               (E) GROWTH OF              (F) GROWTH OF
INVESTED - P      RETURN - TR       $10,000 INVESTMENT- G       $50,000 INVESTMENT- G     $100,000 INVESTMENT- G
-----------       -----------       ---------------------       ----------------------    ----------------------
 02-Aug-93          57.30                  $15,730                     $78,650                   $157,300